Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS A 6.6% INCREASE IN REVENUES

 TO $651.9 MILLION FOR Q4 2013

Plano, TX, February 19, 2014 — Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months and year ended December 31, 2013.

Cinemark Holdings, Inc.’s revenues for the three months ended December 31, 2013 increased 6.6% to $651.9 million compared to $611.5 million for the three months ended December 31, 2012. For the three months ended December 31, 2013, admissions revenues increased 6.9% and concession revenues increased 6.2%. Average ticket price increased 5.1% and concession revenues per patron increased 4.4% during the three months ended December 31, 2013.

Adjusted EBITDA for the three months ended December 31, 2013 was $140.9 million compared to $143.6 million for the three months ended December 31, 2012. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2013 was $15.6 million compared to $27.8 million for the three months ended December 31, 2012. Diluted earnings per share for the three months ended December 31, 2013 was $0.13 compared to $0.24 for the three months ended December 31, 2012. Net income for the three months ended December 31, 2013 included an after-tax loss of approximately $17.9 million on the Company’s sale of its Mexico subsidiaries.

“The annual 2013 North American industry had a record-breaking year, achieving nearly $11 billion dollars in admissions revenues, which exceeded 2012’s record box office,” stated Tim Warner, Cinemark’s Chief Executive Officer.  “Our total worldwide revenues for the year grew 8.5% to a record $2.7 billion dollars.   Our operations teams were able to leverage the attendance increase while simultaneously managing costs resulting in an all-time high Adjusted EBITDA of over $625 million dollars.”

Cinemark Holdings, Inc.’s revenues for the year ended December 31, 2013 increased 8.5% to $2,682.9 million from $2,473.5 million for the year ended December 31, 2012. For the year ended December 31, 2013, admissions revenues increased 8.0% and concession revenues increased 9.6%, primarily due to a 4.9% increase in attendance, a 3.0% increase in average ticket price and a 4.4% increase in concession revenues per patron.

Adjusted EBITDA for the year ended December 31, 2013 increased 6.1% to $625.3 million from $589.2 million for the year ended December 31, 2012. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the year ended December 31, 2013 was $148.5 million compared to $168.9 million for the year ended December 31, 2012. Diluted earnings per share for the year ended December 31, 2013 was $1.28 compared to $1.47 for the year ended December 31, 2012. Net income attributable to Cinemark Holdings, Inc. for the year ended December 31, 2013 included a pre-tax loss on early retirement of debt of approximately $72.3 million.

As of December 31, 2013, the Company’s aggregate screen count was 5,563 and the Company had commitments to open 21 new theatres and 178 screens during 2014 and 8 additional new theatres with 85 screens subsequent to 2014.

Conference Call/Webcast — Today at 4:30 PM ET

Telephone: via 888-755-8910 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com.  A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 482 theatres with 5,563 screens in 40 U.S. states, Brazil, Argentina and 10 other Latin American countries as of December 31, 2013. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears — 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith — 972-665-1060 or jmeredith@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants.  You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 28, 2013 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Statement of Income Data:
Revenues
Admissions	$412,617	$386,095	$1,706,145	$1,580,401
Concession	201,769	190,059	845,168	771,405
Other	37,547	35,380	131,581	121,725
Total revenues	651,933	611,534	2,682,894	2,473,531

Cost of operations
Film rentals and advertising	227,292	208,389	919,511	845,107
Concession supplies	31,723	30,309	135,715	123,471
Facility lease expense	77,024	68,556	307,851	281,615
Other theatre operating expenses	146,400	133,171	575,056	528,138
General and administrative expenses	44,631	41,613	165,351	148,624
Depreciation and amortization	43,805	37,621	163,970	147,675
Impairment of long-lived assets	1,718	1,559	3,794	3,031
(Gain) loss on sale of assets and other	(1,313)	4,164	(3,845)	12,168
Total cost of operations	571,280	525,382	2,267,403	2,089,829
Operating income	80,653	86,152	415,491	383,702
Interest expense (1)	(28,172)	(29,296)	(124,714)	(123,665)
Loss on early retirement of debt	—	(5,599)	(72,302)	(5,599)
Distributions from NCM	7,283	7,722	20,701	20,812
Other income	6,730	6,628	24,688	21,568
Income before income taxes	66,494	65,607	263,864	296,818
Income taxes	50,590	37,169	113,316	125,398
Net income	$15,904	$28,438	$150,548	$171,420
Less: Net income attributable to noncontrolling interests	312	616	2,078	2,471
Net income attributable to Cinemark Holdings, Inc.	$15,592	$27,822	$148,470	$168,949

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.13	$0.24	$1.28	$1.47
Diluted	$0.13	$0.24	$1.28	$1.47

Weighted average diluted shares outstanding	114,536	113,958	114,396	113,824

Other Financial Data:
Adjusted EBITDA (2)	$140,870	$143,585	$625,323	$589,235

(1)       Includes amortization of debt issue costs.

(2)       Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of
	December 31,
	2013	2012
Balance Sheet Data (unaudited, in thousands):
Cash and cash equivalents	$599,929	$742,664
Theatre properties and equipment, net	1,427,190	1,304,958
Total assets	4,144,163	3,863,226
Long-term debt, including current portion	1,832,800	1,764,010
Equity	1,102,417	1,094,984

Segment Information

(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues
U.S.	$499,776	$435,356	$1,912,674	$1,706,511
International	155,210	178,783	783,053	777,663
Eliminations	(3,053)	(2,605)	(12,833)	(10,643)
Total revenues	$651,933	$611,534	$2,682,894	$2,473,531
Adjusted EBITDA
U.S.	$113,910	$107,638	$455,489	$409,860
International	26,960	35,947	169,834	179,375
Total Adjusted EBITDA	$140,870	$143,585	$625,323	$589,235
Capital expenditures
U.S.	$45,955	$33,163	$117,488	$107,323
International	54,227	41,037	142,182	113,404
Total capital expenditures	$100,182	$74,200	$259,670	$220,727

Additional Segment Information (1)

(unaudited)

	U.S. Operating Segment			International Operating Segment			Consolidated
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31,			December 31,			December 31,
			%			%			%
	2013	2012	Change	2013	2012	Change	2013	2012	Change
Admissions revenues	$323.0	$280.5	15.2%	$89.6	$105.6	(15.2)%	$412.6	$386.1	6.9%
Concession revenues	$156.0	$137.5	13.5%	$45.8	$52.6	(12.9)%	$201.8	$190.1	6.2%
Other revenues(2)	$17.7	$14.7	20.4%	$19.8	$20.6	(3.9)%	$37.5	$35.3	6.2%
Total revenues(2)	$496.7	$432.7	14.8%	$155.2	$178.8	(13.2)%	$651.9	$611.5	6.6%
Attendance	45.0	40.6	10.8%	19.8	23.1	(14.3)%	64.8	63.7	1.7%
Average ticket price	$7.18	$6.91	3.9%	$4.53	$4.57	(0.9)%	$6.37	$6.06	5.1%
Concession revenues per patron	$3.47	$3.39	2.4%	$2.31	$2.28	1.3%	$3.11	$2.98	4.4%
Average screen count	4,432	3,916		1,241	1,307		5,673	5,223

	U.S. Operating Segment		International Operating Segment		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2013	2012	2013	2012	2013	2012
Film rentals and advertising	$184.7	$156.8	$42.6	$51.6	$227.3	$208.4
Concession supplies	21.4	18.3	10.3	12.0	31.7	30.3
Salaries and wages	52.3	44.2	18.2	18.7	70.5	62.9
Facility lease expense	58.3	48.0	18.8	20.5	77.1	68.5
Utilities and other	53.6	43.9	22.3	26.4	75.9	70.3

	U.S. Operating Segment			International Operating Segment			Consolidated
	Year Ended			Year Ended			Year Ended
	December 31,			December 31,			December 31,
			%			%			%
	2013	2012	Change	2013	2012	Change	2013	2012	Change
Admissions revenues	$1,231.4	$1,099.6	12.0%	$474.7	$480.8	(1.3)%	$1,706.1	$1,580.4	8.0%
Concession revenues	$609.3	$546.2	11.6%	$235.9	$225.2	4.8%	$845.2	$771.4	9.6%
Other revenues(2)	$59.1	$50.1	18.0%	$72.5	$71.6	1.3%	$131.6	$121.7	8.1%
Total revenues(2)	$1,899.8	$1,695.9	12.0%	$783.1	$777.6	0.7%	$2,682.9	$2,473.5	8.5%
Attendance	177.2	163.6	8.3%	99.4	100.1	(0.7)%	276.6	263.7	4.9%
Average ticket price	$6.95	$6.72	3.4%	$4.78	$4.80	(0.4)%	$6.17	$5.99	3.0%
Concession revenues per patron	$3.44	$3.34	3.0%	$2.37	$2.25	5.3%	$3.06	$2.93	4.4%
Average screen count	4,233	3,909		1,315	1,289		5,548	5,198

	U.S. Operating Segment		International Operating Segment		Consolidated
	Year Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,
	2013	2012	2013	2012	2013	2012
Film rentals and advertising	$687.3	$610.5	$232.2	$234.6	$919.5	$845.1
Concession supplies	83.7	71.1	52.0	52.4	135.7	123.5
Salaries and wages	192.5	174.2	76.8	73.2	269.3	247.4
Facility lease expense	215.5	191.1	92.4	90.5	307.9	281.6
Utilities and other	204.5	182.9	101.2	97.8	305.7	280.7

(1)       Revenues, attendance and theatre operating costs are in millions. Average ticket price and concession revenues per patron are in dollars.

(2)       U.S. operating segment revenues include eliminations of intercompany transactions with the international operating segment.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income	$15,904	$28,438	$150,548	$171,420
Income taxes	50,590	37,169	113,316	125,398
Interest expense	28,172	29,296	124,714	123,665
Loss on early retirement of debt	—	5,599	72,302	5,599
Other income	(6,730)	(6,628)	(24,688)	(21,568)
Depreciation and amortization	43,805	37,621	163,970	147,675
Impairment of long-lived assets	1,718	1,559	3,794	3,031
(Gain) loss on sale of assets and other	(1,313)	4,164	(3,845)	12,168
Deferred lease expenses — theatres (2)	608	(243)	1,564	58
Deferred lease expenses — DCIP (3)	1,055	1,020	4,137	4,046
Amortization of long-term prepaid rents (2)	521	685	2,625	2,673
Share based awards compensation expense (4)	6,540	4,905	16,886	15,070
Adjusted EBITDA (1)	$140,870	$143,585	$625,323	$589,235

(1)       Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, loss on early retirement of debt,  other income, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense.  Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)       Non-cash expense included in facility lease expense.

(3)       Non-cash expense included in other theatre operating expenses.

(4)       Non-cash expense included in general and administrative expenses.